Exhibit 10.50

Mortgage Contract

Serial Number: 2009 Shangrao Jinko Mortgage No. 3

Mortgagor	:	Jinko Solar Co., Ltd. (the “Mortgagor”)

Business License No.	:	361100520000106

Legal Representative	:	Li Xiande

Address	:	No. 1, Jingke Avenue, Shangrao Economic

Development Zone

Post Code	:	334000

Financial Institution for Account Opening and Account Number	:	Bank of China, Shangrao Branch,
739153091438091001

Tel	:	0793-8461399

Fax	:	0793-8461152

Mortgagee	:	Bank of China, Shangrao Branch (the “Mortgagee”; together with the Mortgagor, the “Parties” and each, a “Party”)

Principle	:	Wang Ping

Address	:	No. 43, Shengli Lu, Shangrao City, Jiangxi Province

Post Code	:	334000

Tel	:	0793-8300659

Fax	:	0793-8300494

To ensure the repayment of the loan under the main contract (the “Main Contract”) specified in Article 1 of this Contract, the Mortgagor agrees to mortgage the property that he may legally dispose and in the attached Collateral List to the Mortgagee. The Parties hereby enter into this Contract through equal negotiation. Unless otherwise provided herein, terms of this Contract shall be interpreted in accordance with the Main Contract.

Article 1 Main Contract

The Main Contract of this Contract is:

Fixed Assets Loan Contract (Serial Number: 2009 Shangrao Jinko Borrowing No.3), together with its amendment and supplement signed between the Mortgagee and Jinko Solar Co., Ltd. (the “Debtor”).

Article 2 Principal creditor’s right

The creditor’s right under the Main Contract is the main creditor’s right, including principal, interests (including legal interests, contractual interests, compound interests, penalty interest), liquidated damages, damage awards, expenses for realizing creditor’s right (including but not limited to litigation costs, attorney fees, notary fees, execution fees, etc.), and losses of and other fees payable to Mortgagee because of the breach of the Debtor

Article 3 Collateral list

Please refer to the attached “Collateral List” for more information.

During the mortgage term, if the collateral is damaged, lost or expropriated, the Mortgagee may have the priority to be compensated by the insurance proceeds, damage awards or indemnities, etc. If the secured loan is not outstanding, such insurance proceeds, damage awards or indemnities, etc. may be placed in escrow.

Article 4 Mortgage registration

If mortgage registration is required by laws, the Mortgagor and Mortgagee shall register in relevant registration authority within 5 days after signing this Contract.

If there is any change to the mortgage registration items, the Mortgagor and Mortgagee shall alter the registration in relevant registration authority within 5 days after the change occurs.

Article 5 Possession and maintenance

The collateral under this Contract shall be possessed and maintained by the Mortgagor while the document of title of the collateral shall be kept by the Mortgagee. The Mortgagor agrees to accept and work with the Mortgagee and his appointed institution and individual to inspect the collateral at any time.

The Mortgagor shall properly keep, maintain and preserve the collateral, and take effective measures to ensure the safety and integrity of the collateral. If any maintenance is required, the Mortgagor shall maintain the collateral and pay the expenses incurred.

The collateral may not be transferred, leased, lent, invested, reconstructed, rebuilt or dispose in any other manner without written consent of the Mortgagee; if the written consent is obtained, the consideration from the disposition of the collateral shall be used to discharge the debt in advance, or put in the escrow.

Article 6 Value depreciation of collateral

Before debt under the Main Contract is discharged, if the Mortgagor causes the collateral’s value to depreciate, the Mortgagee is entitled to suspend the Mortgagor’s activities. Where the value of the collateral depreciates, the Mortgagee may demand that the Mortgagor restore the original value of the collateral or provide other security equalling to the depreciated value agreed by the Mortgagee. If the Mortgagor neither restores the value nor provides any other security, the Mortgagee may demand the Debtor to pay off the debt in advance. If the Debtor does not perform, the Mortgagee is entitled to exercise the mortgage interest.

If the collateral is ruined or depreciates resulting from disaster, accident, infringement and other reasons, the Mortgagor shall take immediate measures to prevent further damage, and inform the Mortgagee in writing immediately.

Article 7 Fruits

When the Debtor fails to pay the debt or any other circumstance to exercise the mortgage interest herein arise, and the collateral is seized by the people’s court in accordance with law, the Mortgagee is entitled to collect the natural or statutory fruits of the collateral from the date of seizure, unless the Mortgagee fails to inform the person who are liable to pay off statutory fruits.

The aforesaid fruits shall be used to pay off the expense for collecting the fruits firstly.

Article 8 Insurance of the collateral (it is an selective clause, this Contract will follow the Item 2 of the following: 1.applicable; 2. non-applicable)

The Mortgagor shall carry insurance for the collateral with agreed insurance company in accordance with the kind and term of the insurance agreed by the Parties. The amount of insurance shall not be less than the estimated value of the collateral; the content of the insurance policy shall be in line with the requirements of the Mortgagee; the policy may not contain any restrictive conditions compromising the Mortgagee’s right.

The Mortgagor shall not suspend, terminate, amend or change the insurance policy before the principal debt of this Contract is fully discharged; all reasonable and necessary measures shall be taken to keep the effectiveness of the insurance policy specified in Article 8. If the Mortgagor does not carry insurance, or violate the aforesaid stipulations, the Mortgagee may determine to carry or continue to carry insurance for the collateral on the Mortgagor’s expense. Any damages caused to the Mortgagee shall be deemed as in the scope of the principal debt.

The Mortgagor shall deliver the originals of the insurance policy of the collateral to the Mortgagee within — days after signing this Contract, and transfer the claim for the insurance proceeds caused by insured affairs. The originals of the insurance policy shall be held by the Mortgagee before the principal debt of this Contract is fully discharged.

Article 9 Occurrence of security liabilities

If the Debtor fails to discharge the debt on any repayment due date or early repayment date, the Mortgagee may exercise the mortgage interest in accordance with laws and stipulations in this Contract.

The aforesaid repayment due date means the date when the principal, the interests or any other any payment agreed in the Contract is due; the aforesaid early repayment date means the payment date proposed by the Debtor and accepted by the Mortgagee, or the date the Mortgagee requires the Mortgagor to repay the principal, the interests or any other any payment according to the stipulations of the Contract.

Article 10 Term to exercise the mortgage interest

After occurrence of security liabilities, the Mortgagee shall exercise the mortgage interest within the limitation of action of principal debt.

If the principal debt is to be repaid in installment, the Mortgagee shall exercise the mortgage interest within the limitation of actions of the last installment.

Article 11 Realization of mortgage interest

After security liabilities occur, the Mortgagee may negotiate with the Mortgagor to discharge the principal debt in priority with the consideration from trading, auctioning and selling the collateral.

The consideration from disposal of the collateral shall be used for discharging the principal debt after the disposal fees and other fees payable to the Mortgagees under this Contract are fully repaid.

Any mortgage, pledge and guarantee under other contract for the Main Contract shall not prejudice the Mortgagee’s right under this Contract, and shall not be used by the Mortgagor as a defense against the Mortgagor.

Article 12 Relationship between this Contract and Main Contract

If the Parties of the Main Contract terminate the Main Contract or the Main Contract becomes due in advance, the Mortgagor shall be responsible for security liabilities of the occurred debt under the Main Contract.

If the parties of the Main Contract agree to amend the content of Main Contract, except for those terms concerning currencies, interest rate, amount, term, or other changes which may increase the amount of principal debt or extending the term of Main Contract, no Mortgagor’s consent is needed and the Mortgagor shall be responsible for the security liability in the amended Main Contract,.

In the event that the Mortgagor’s consent is needed, if no written consent is obtained from the Mortgagor or the Mortgagor dissents, the Mortgager shall not be responsible for the increased part of the principal debt amount, and only be responsible for the original term of the Main Contract.

If the Mortgagee makes import negotiating financing or other subsequent financing in succession after establishing the letter of credit for the Debtor, no Mortgagor’s consent is required, and the Mortgager shall be responsible for continuous and uninterrupted security liabilities for the financing under this Contract. The Mortgager shall transact the mortgage registration within 5 days after signing import negotiating financing agreement or other subsequent financing agreement in accordance with laws.

If there are other mortgagees of the collateral under this Contract, the aforesaid changes shall not compromise other mortgagee’s rights and interests without written consent of other mortgagee.

Article 13 Representations and undertakings

The Mortgagor hereby represents and undertakes:

1.	The Mortgagor is legally registered and operated, and has the civil legal capacity to execute and perform this Contract; the Mortgagor has the legal title to the collateral or may legally dispose the collateral;

2.	The Mortgagor assures that there is no joint owner of the collateral, or if there are joint owners, the Mortgagor has obtain the written consent from all the joint owners. The Mortgagor agrees to deliver the written consent to the Mortgagee before signing this Contract;

3.	The Mortgagor fully understands the Main Contract, executes and performs this Contract out of true intension, and obtains all legal and effective authorizations required by the Mortgagor’s articles of association and bylaws;

if the Mortgagor is a third-party entity, the mortgage is approved by the resolution of the board of directors and the shareholder meetings; if the Mortgagor’s articles of association has restriction on the total secured amount and single secured amount, the secured amount under this Contract does not surpass the specified restriction.

Executing and performing this Contract is not in violation of any binding agreements, contracts, or other legal documents. The Mortgagor has obtained or will obtain all the required approval, consent, documentation or registration for executing and performing this Contract;

4.	All the documents, financial statements, certifications and other information provided by the Mortgagor to the Mortgagee under this Contract are true, complete, accurate and effective;

5.	The Mortgagor does not conceal any security interest on the collateral by the date of signing this Contract;

6.	If any new security interest is set on the collateral, or the collateral is sealed up, or involved in substantial lawsuits or arbitration, the Mortgagor shall inform the Mortgagee immediately;

7.	If the collateral is a construction in progress, the Mortgagor undertakes that there is no third-party priority of compensation on the collateral; and if any priority of compensation exists, the Mortgagor will have the third party issue a written announcement to give up the right, and will deliver the announcement to the Mortgagee.

Article 14 Contracting negligence

Contracting negligence means after the Contract is signed, if the Contract does not come into force and the mortgage right fails to be established effectively because the Mortgagor refuses or delays to transact the mortgage registration, or due to other reasons of the Mortgagor. The Mortgagor shall be liable for the caused damages to the Mortgagee.

Article 15 Disclose of related party within the mortgager’s group and affiliated transactions

Both Parties agree to apply Item 1 as follows:

1.	The Mortgagor is not an affirmed group client of the Mortgagee according to Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients (the “Guidance”).

2.	The Mortgagor is an affirmed group client of the Mortgagee according to the Guidance. The Mortgagor shall report the affiliated transactions over 10% of net capital to the Mortgagee in accordance with Article 17 of the Guidance, including the related party relationship, transaction items and transaction nature, transaction amount or relevant proportion and pricing policy of all parties of the transaction (including the transactions without money or with typical money).

Article 16 Breach and settlement

The Mortgagor shall be deemed as breach of the Contract under any of the following circumstance:

1.	The Mortgagor violates the stipulations of this Contract to transfer, lease, lend, invest in form of real object, reconstruct, rebuild or dispose all or part of the collateral in any other manner;

2.	The Mortgagor interferes the Mortgagee in the disposing of the collateral according to laws and relevant stipulations of this Contract;

3.	The Mortgagor does not provide relevant security required by the Mortgagee if the value of collateral decrease as specified in Article 6 of this Contract;

4.	The Mortgagor provides an untrue representation or violates the undertaking in this Contract;

5.	The Mortgagor violates other stipulations regarding the Parties’ rights and obligations in this Contract;

6.	The Mortgagor closes down or is dissolved, withdraw or bankrupted;

7.	The Mortgagor violates other stipulations under other contract between the Mortgagor and the Mortgagee, or the Mortgagor and other institutions of Bank of China;

When the aforesaid breach arise, the Mortgagor may take any or all measures as follows:

1.	Require the Mortgagor to rectify the breach within time limit;

2.	Decrease, suspend or terminate all or part of the credit lines of the Mortgagor;

3.	Suspend or terminate all or part of the business application of the Mortgagor under other contracts between the Mortgagor and Mortgagee; partly or totally suspend or terminate to grant and transact the unissued loan and trade financing;

4.	Declare that all or part of the unpaid loan/principal and interests of trade financing as well as other account payable to the Mortgagee under this Contract and other contracts between the Mortgagor and the Mortgagee shall become due immediately;

5.	Terminate or withdraw this Contract, partly or totally terminate or withdraw other contracts between the Parties;

6.	Require the Mortgagor to compensate the Mortgagee for the Mortgagee’s loss caused by the Mortgagor’s breach;

7.	Exercise the mortgage right;

8.	Other measures deemed necessary by the Mortgagee.

Article 17 Reservation of right

Any failure to perform all or part of his right under this Contract, or require the other Party to perform or assume all or part of the obligation and responsibilities shall not be deemed as a waiver of the right or release of the obligation and responsibilities.

Any tolerance, grace or postponement for performing the rights under this Contract of one Party shall not affect his rights stipulated by this Contract, laws and regulations, and shall not be deemed as a waiver of this right.

Article 18 Alteration, amendment and termination

This Contract can be altered and amended in written form through negotiation of the Parties, and any alternation and amendment shall be deemed as an integral part of this Contract.

This Contract may not be terminated until all the rights and obligations are fully preformed, unless otherwise stipulated in laws and regulations or agreed by the both Parties.

Any invalid terms in this Contract shall not affect the legal validity of other terms, unless otherwise specified in laws and regulations or agreed by Parties.

Article 19 Governing law and dispute settlement

This Contract is governed by the laws of the People’s Republic of China.

Any dispute and controversy arising out of execution, performance of or in connection with this Contract may be resolved through negotiation. In case the negotiation does not reach a resolution, any Party can resolve the dispute and controversy in accordance with the method stipulated in the Main Contract.

In the course of dispute settlement, the Parties shall continue to perform other terms of this Contract that are not affected by the dispute.

Article 20 Fees

Unless otherwise provided in laws or agreed by both Parties, the Mortgagor shall be responsible for all the fees (including but not limited to attorney fees) for execution and performing of this Contract or resolving the dispute under this Contract.

Article 21 Annex

The following annexes and other annexes agreed by both Parties are integral parts of this Contract, and have same legal force with the Contract.

1. Collateral List;

Article 22 Miscellaneous

1.	Without the Mortgagee’s written consent, the Mortgagor shall not assign or transfer any or all of his rights or obligations hereunder to the third party.

2.	If the Mortgagee entrusts other institutions of Bank of China to perform the rights and obligations for business need, the Mortgagor shall agree to the entrustment. Other institutions of Bank of China authorized by the Mortgagor are entitled to all the rights under this Contract, and may submit any dispute under this Contract to the arbitration committee.

3.	This Contract is legally binding on both Parties and their successors and assignees without prejudice to other provisions of this Contract.

4.	Unless otherwise agreed by the Parties, the addresses provided in this Contract of both Parties shall be deemed as the contact address. If there is an alternation of the address of one Party, that Party shall notify the other Party in writing immediately.

5.	The title and business name in this Contract is used only for convenient reference, which shall not be used to interpret the terms or the rights and obligations of both Parties.

Article 23 Effectiveness of the Contract and Mortgage

This Contract shall come into force from the date of signing and sealing by legal representatives, principals or authorized signatories of both Parties. However, if mortgage registration is required by laws, this Contract shall become effective upon the date when the registration procedures are completed.

The mortgage becomes effective upon the effectiveness of the Contract.

This Contract shall be in quintuplicate, and each Party holds two copies and the mortgage registration holds one copy. Each copy has the same legal force.

Mortgager: Jinko Solar Co., Ltd. (Sealed)		Mortgagee: Bank of China, Shangrao Branch (Sealed)

Authorized Signature:	/s/ Fawan Wang	Authorized Signature:	/s/ Xianfeng Feng

Date: December 24, 2009		Date: December 24, 2009